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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
General Growth Properties, Inc:

        We consent to the use of our report dated February 2, 2004 with respect to the consolidated balance sheets of GGP/Homart, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended, and our report dated February 2, 2004, with respect to the consolidated balance sheets of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, members' capital and cash flows for the years then ended which reports appear in the December 31, 2003 Annual Report on Form 10-K of General Growth Properties, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

        Our reports refer to a change in the method of accounting for intangible assets in 2002.

/s/ KPMG LLP

Chicago, Illinois
December 20, 2004

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  Exhibit 23.2